Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          This Amended Employment Agreement (the “Agreement”) is entered into effective as of April 13, 2011 (the “Amended Effective Date”), by and between Eugene A. Hall, an individual (“Executive”) and Gartner, Inc., a Delaware corporation (the “Company”) and amends and restates the employment agreement dated December 31, 2008 (the “Original Effective Date”), between the Company and Executive.

          1. Employment. Executive will serve as Chief Executive Officer of the Company for the Employment Term specified in Section 3 below. Executive will report solely to the Board of Directors (the “Board”) and will render such services consistent with the foregoing role as the Board may from time to time direct. Executive’s office will be located at the executive offices of the Company in Stamford, Connecticut. Executive may (i) serve on corporate, civic or charitable boards or committees and (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, to the extent that such activities are (x) consistent with the Company’s policies (as applicable) or (y) disclosed to the Board and the Board determines in good faith that such activities do not interfere with the performance of Executive’s responsibilities hereunder.

          2. Board of Directors. The Executive is currently a member of the Board, and during the Employment Term, the Company will, in good faith, include Executive on the Company’s slate of nominees to be elected to the Board at appropriate meetings of stockholders of the Company. Upon termination of the Employment Term for any reason, Executive will promptly resign as a director of the Company if the Board so requests.

          3. Term. The employment of Executive pursuant to this Agreement will continue through December 31, 2016 (the “Employment Term”), unless extended or earlier terminated as provided in this Agreement. The Employment Term automatically will be extended for additional one-year periods commencing on January 1, 2017 and continuing each year thereafter, unless either Executive or the Company gives the other written notice, in accordance with Section 14(a) and at least sixty (60) days prior to the then scheduled expiration of the Employment Term, of such party’s intention not to extend the Employment Term. Upon termination of the Employment Term for any reason, Executive will promptly resign from all positions he holds with the Company if the Board so requests.

          4. Salary. As compensation for the services rendered by Executive under this Agreement, the Company will pay to Executive an annual base salary (“Base Salary”) equal to $775,886, payable to Executive on a semi-monthly basis in accordance with the Company’s payroll practices as in effect from time to time during the Employment Term. The Base Salary will be subject to adjustment by the Board or the Compensation Committee of the Board (the “Committee”), in the sole discretion of the Board or such Committee, on an annual basis; provided, however, that Executive’s Base Salary may not be decreased other than pursuant to a reduction consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company.

          5. Bonus. In addition to Base Salary, Executive will be entitled to participate in the Company’s executive bonus program. Executive’s annual target bonus (the “Target Bonus”) will be 100% of Base Salary, and will be payable based on achievement of specified Company and individual objectives. The actual bonus paid may be higher or lower than the Target Bonus for over-or under-achievement of Company and individual objectives, as determined by the Committee; provided, however, that the maximum actual bonus will not exceed 200% of Base Salary. Bonus amounts will be subject to annual adjustment by the Board or the Committee, in the sole discretion of the Board or the Committee; provided, however, that Executive’s Target Bonus may not be decreased without Executive’s consent other than pursuant to a reduction consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance of the Company. To receive a bonus, Executive must be an employee at the time bonuses are paid to executives.

          6. Executive Benefits.

                    (a) Equity Grants. No later than ten (10) days following the first market trading day of the first open trading window for Company executives under the Company’s insider trading policy on or after January 1 of each year during the Employment Term, Executive will be granted equity-based incentive awards settled in Common Stock of the Company (collectively, the “Incentive Awards”), provided that Executive must be an employee at the time Incentive Awards are scheduled to be granted. The Incentive Awards granted in 2012 and later years will have an aggregate value on the date of grant (assuming the applicable performance goals will be satisfied at target levels and using the methods described in the following sentence) that is no less than the result of $7,664,677 minus the sum of the Base Salary and Target Bonus for the year of grant. The value of the Incentive Awards on the date of grant will be determined by using the Black-Scholes-Merton valuation method for stock appreciation rights and the fair market value of the Company’s Common Stock for restricted stock units, or such other valuation method as the Committee may use to value equity-based incentive awards. All Incentive Awards will be 100% unvested on the date of grant. Executive’s entitlement to be granted the Incentive Awards for any given year under this Agreement shall accrue as of January 1 of such year. Vesting of such Incentive Awards shall be subject to Section 6(a)(iii). The terms and conditions of the Incentive Awards (including, but not limited to, the number of restricted stock units or stock appreciation rights to be granted and the applicable performance goals) shall be determined by the Committee, subject to and consistent with the terms of this Agreement and the Company’s 2003 Long Term Incentive Plan (the “Plan”). Each year’s Incentive Awards will be divided among:

                              (i) Restricted Stock Units. Each year during the Employment Term, all or a portion of the aggregate value of the Incentive Awards may, as determined by the Committee, be in the form of restricted stock units, with a par value purchase price. During each year of the Employment Term, the number of restricted stock units initially granted to Executive will be based upon an assumption that specified Company objectives will be achieved during such year. The restricted stock units granted to Executive each year may be adjusted so as to be higher or lower than the number of restricted stock units initially granted in such year by reason of over-or under-achievement during such year of such specified Company objectives, as determined by the Committee. Upon the vesting of a restricted stock unit, and in the sole discretion of the Committee, the Company may pay earned restricted stock units in cash, shares of Common Stock of the Company, or in a combination thereof. Except as otherwise set forth in this Agreement, if Executive’s employment with the Company terminates for any reason, any portion of the restricted stock units still subject to restrictions will be forfeited to the Company.

                              (ii) Stock Appreciation Rights. Each year during the Employment Term, all or a portion of the value of the Incentive Awards may, as determined by the Committee, be in the form of stock appreciation rights, which upon exercise will be settled in shares of Common Stock of the Company. Executive will have the right to exercise such stock appreciation right upon its vesting, and will receive the excess, if any, of the value of a share of Common Stock of the Company on the date of exercise over the value of such share on the date of grant.

                              (iii) Vesting of Incentive Awards. Incentive Awards granted pursuant to this Agreement will be scheduled to vest in not more than four equal annual installments on January 1 of each year following the date of grant, subject in each case to Executive’s continued employment with the Company through the applicable date and subject to achievement of any performance goals applicable to such Incentive Awards as determined by the Committee. Notwithstanding the preceding sentence, the Incentive Awards may vest earlier in the event of a Change in Control or Change in Control Termination as provided in Section 7 below.

                    (b) Other Employee and Executive Benefits. Executive will be entitled to receive all benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability, and the executive split-dollar life insurance, executive disability plan, and all other benefits under the Company’s Executive Benefits program, in each case so long as and to the extent the same exist; provided, that with respect to each such plan Executive is otherwise eligible and insurable in accordance with the terms of such plans. Notwithstanding the preceding sentence, Executive’s right to receive severance payments and benefits will be only as provided in Section 7 hereof. Furthermore, the Company will provide Executive with an automobile and driver for Executive’s ground transportation needs during the Employment Term.

                    (c) Vacation, Sick Leave, Holidays and Sabbatical. Executive will be entitled to paid time off (“PTO”), sick leave, holidays and sabbatical in accordance with the policies of the Company as they exist from time to time. Executive understands that under the current policy he is entitled to thirty-five (35) PTO days per calendar year. PTO not used during any calendar year will roll over to the following year only to the extent provided under the Company’s PTO policies as they exist from time to time.

          7. Severance Benefits.

                    (a) At Will Employment. Executive’s employment will be “at will.” Either the Company or Executive may terminate this agreement and Executive’s employment at any time, with or without Business Reasons, in its or his sole discretion, upon sixty (60) days’ prior written notice of termination.

                    (b) Involuntary Termination. If at any time during the term of this Agreement (other than within twenty-four (24) months following the occurrence of a Change in Control) the Company terminates the employment of Executive involuntarily and without Business Reasons or a Constructive Termination occurs, or if the Company elects not to renew this Agreement upon the expiration of the Employment Term and Executive within ninety (90) days following the expiration of the Employment Term terminates his employment, then, subject to Executive signing and not revoking a general release of claims against the Company and its successors substantially in the form attached hereto as Exhibit A within the period required by the release and in no event later than sixty (60) days following the Termination Date, inclusive of any revocation period set forth in the release, Executive will be entitled to receive the following:

                              (i) Base Salary and PTO accrued through the Termination Date plus continued Base Salary for a period of thirty-six (36) months following the Termination Date. In accordance with Section 7(i) below, such payments will commence on the first regular Company pay day at least six (6) months after the Termination Date or, if later, at least six (6) months after the date of Executive’s Separation from Service. This first payment will be a lump sum representing the continuation of Executive’s Base Salary for the period commencing on the Termination Date and concluding on such payment date. Thereafter, the remaining payments of Base Salary will be payable in accordance with the Company’s regular payroll schedule as in effect from time to time.

                              (ii) If the Termination Date occurs during a year in which any Incentive Awards are due to be granted but remain un-granted, a lump sum cash payment with respect to the un-granted Incentive Awards pursuant to Section 6(a) above determined by multiplying the percentage of such un-granted Incentive Awards that would have vested pursuant to Section 7(b)(iv) below by no less than the result of $7,664,677 minus the sum of the Base Salary and Target Bonus for the year in which the Termination Date occurs. For purposes of illustration, if the un-granted Incentive Awards would have vested over a four (4) year vesting schedule, the percentage described in the preceding sentence will be seventy-five percent (75%). In accordance with Section 7(i) below, this payment will be made on the first regular Company pay day at least six (6) months after the Termination Date or, if later, at least six (6) months after the date of Executive’s Separation from Service.

                              (iii) 300% of the average of Executive’s earned annual bonuses for the three (3) fiscal years immediately preceding the year in which the Termination Date occurs, which, in accordance with Section 7(i) below, will be payable in a lump sum as soon as practicable following but in no event later than thirty (30) days later than the six (6) month period commencing on the Termination Date, or, if later, following the six (6) month period commencing on the date of Executive’s Separation from Service, plus any earned but unpaid bonus from the prior fiscal year, which will be paid at the same time as bonuses for such fiscal year are paid to the other Company executives.

                              (iv) Thirty-six (36) months’ continued vesting under all Incentive Awards and any other outstanding stock options and other equity arrangements subject to vesting and held by Executive (and in this regard, all such stock appreciation rights and other exercisable rights held by Executive will remain exercisable for thirty (30) days following the last day of the thirty-six (36) month continued vesting period, subject to the maximum term of the award). Notwithstanding the foregoing, with respect to each performance-based restricted stock unit award or other equity compensation award subject to achievement of performance-based criteria (each a “Performance-Based Equity Award”), Executive will be entitled to thirty-six (36) months’ continued vesting only if and to the extent that the performance-based criteria applicable to the Performance-Based Equity Award is achieved during the award’s performance period, as determined by the Compensation Committee in accordance with the terms and conditions of the

2003 Long-Term Incentive Plan (or such other Company stock plan under which the award was granted) and the award agreement entered into by and between the Company and Executive. For purposes of clarity, the thirty-six (36) months’ continued vesting to which Executive is entitled will be measured from the Termination Date and not from the date that achievement of the applicable performance-based criteria is determined. Notwithstanding anything to the contrary herein or in any award agreement evidencing the Incentive Awards and any other outstanding stock options or other equity arrangements, to the extent such awards are considered “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations and any guidance promulgated thereunder (“Section 409A”) and in accordance with Section 7(i) below, the awards otherwise payable during the period beginning on the Termination Date and ending on the date that is six (6) months following the Termination Date or, if later, six (6) months following the date of Executive’s Separation from Service, instead will be paid on the date six (6) months and one (1) day following the later of the Termination Date or the date of Executive’s Separation from Service. Thereafter, each such award shall be paid in accordance with the vesting schedule applicable to such award.

                              (v) a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage in effect on the date of his termination of employment for Executive, his spouse and any children (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence six (6) months after the Termination Date or, if later, at least six (6) months after the date of Executive’s Separation from Service and will end on the earlier of (x) the date upon which Executive becomes covered under similar plans or (y) the last day of the thirty-sixth (36th) calendar month following the month in which Executive’s employment terminated. The first payment under the preceding sentence will equal the sum of all monthly payments for the period commencing on the Termination Date and concluding on such payment date.

                              (vi) no other compensation, severance or other benefits. Notwithstanding the foregoing, if Executive violates in a material respect the provisions set forth in Section 12, Executive no longer will be entitled to receive any severance payments and benefits and Executive’s outstanding Incentive Awards and other stock options and equity arrangements will expire immediately.

                    (c) Change in Control.

                              (i) Benefits. If during the term of this Agreement a Change in Control Termination occurs, then Executive will be entitled to receive the following:

                              (A) Base Salary and PTO accrued though the date of the Change in Control Termination and, immediately upon the Change in Control Termination, any earned but unpaid bonus from the fiscal year preceding the Change in Control Termination,

(B) an amount equal to three (3) years of Executive’s Base Salary as then in effect,

(C) an amount equal to three (3) times Executive’s Target Bonus for the fiscal year in which the Change in Control Termination occurs (or if higher, for the immediately preceding fiscal year),

                              (D) a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue the group health coverage in effect on the date of his termination of employment for Executive, his spouse and any children (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence six (6) months after the date of Change in Control Termination or, if later, at least six (6) months after the date of Executive’s Separation from Service and will end on the earlier of (x) the date upon which Executive becomes covered under similar plans or (y) the last day of the thirty-sixth (36th) calendar month following the month in which Executive’s employment terminated. The first payment under the preceding sentence will equal the sum of all monthly payments for the period commencing on the date of Change in Control Termination and concluding on such payment date,

(E) except as provided in this Section 7(c), no other compensation, severance or other benefits.

          The payments set forth in clauses (B) and (C) above shall be payable in a lump sum on the date that is six (6) months following the Termination Date or, if later, six months after the date of Executive’s Separation from Service. Additionally, any Incentive Awards due to be granted pursuant to Section 6(a) that remain ungranted will be granted to Executive prior to consummation of the Change in Control and upon a Change in Control Termination, as applicable.

                              (ii) Vesting. In the event that a Change in Control occurs prior to the termination of Executive’s employment and prior to the expiration of an Incentive Award or other equity-based arrangement subject to vesting and held by Executive (collectively with the Incentive Awards, “Equity Awards”), then, subject to Section 7(c)(iii) below, upon such Change in Control, such Equity Award will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and, with respect to a stock option or stock appreciation right, be exercisable as to all of the covered shares, including shares as to which the stock option or stock appreciation right would not otherwise be exercisable.

          Upon the occurrence of a Change of Control Termination, but subject to Section 7(c)(iii) below, each outstanding Equity Award will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and, with respect to a stock option and stock appreciation right, be exercisable as to all of the covered shares, including shares as to which the stock option or stock appreciation right would not otherwise be exercisable.

          Payment of Incentive Awards whose payment or settlement is accelerated due to a Change in Control Termination shall be subject to the six-month delay set forth in Section 7(i) below (to the extent applicable).

(iii) Limitation on Payments.

                              (A) In the event that the severance payments and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 7(c)(iii), would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s severance and other benefits under Section 7 (and with respect to acceleration of vesting, any other equity-based arrangements) will be either:

(1) delivered in full, or

(2) limited to such minimum extent as will ensure that no portion of such severance and other benefits will be subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance and other benefits, notwithstanding that all or some portion of such severance and other benefits may be taxable under Section 4999 of the Code. If a reduction in severance payments or other benefits constituting “parachute payments” is necessary so that payments or benefits are delivered to a lesser extent, reduction will occur in the following order: (1) reduction of the cash severance payments; (2) cancellation of accelerated vesting of equity-based awards; and (3) reduction of continued employee benefits. In the event of a reduction of cash severance payments or a reduction of continued employee benefits, such reduction shall occur in reverse chronological order such that the payment or benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first payment to be reduced (with reductions made pro-rata in the event payments are payable at the same time). In the event that accelerated vesting of equity based awards is to be cancelled, such vesting acceleration will be cancelled in the following order: (1) Performance-Based Equity Awards granted in the year of acceleration of vesting, (2) other Performance-Based Equity Awards and other equity-based awards, in reverse chronological order of the dates of grant thereof (with reductions made pro-rata in the event that grants were made at the same time.

                              (B) Subject to the provisions of clause F below, all determinations required to be made under this Section 7(c)(iii), including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a reduction in payments or benefits is required, will be made in good faith and using reasonable actuarial and other assumptions by the Company’s independent accountants (the “Accounting Firm”). The Company will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within fifteen (15) calendar days after the date of a Change in Control, within fifteen (15) calendar days after the date of a Change in Control Termination and any other such time or times as may be requested by the Company or Executive. If the Accounting Firm determines that no Excise Tax is payable by Executive without reduction of payments or benefits, it will, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. If the Accounting Firm determines that a reduction of payments or benefits is required pursuant to Section 7(c)(iii)(A) above, it will, at the same time as it makes such determination, furnish Executive with an opinion that, taking into account such reduction, he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of any Excise Tax or reduction in payments and benefits will be binding upon the Company and Executive.

                              (C) The Company and Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by clause B above.

                              (D) In the event that payments and benefits are delivered in full pursuant to Section 7(c)(iii)(A) above, the federal, state and local income or other tax returns filed by Executive and the Company will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive, if any.

                              (E) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by clauses A and B above will be borne by the Company. If such fees and expenses are initially advanced by Executive, the Company will reimburse Executive the full amount of such fees and expenses within twenty (20) days after receipt from Executive of a statement therefore and reasonable evidence of his payment thereof.

                              (F) If, for any reason, the Accounting Firm, as defined above, fails to act in the manner contemplated by this Section 7(c) within a reasonable period of time, the Executive may appoint another nationally recognized independent accounting firm with the consent of the Company (unless such consent is unreasonably withheld or delayed), to perform all of such duties of the Accounting Firm that are contemplated by this Section 7(c), in which event such independent accountants will thereafter be deemed to be the “Accounting Firm” for purposes of this Section 7(c).

                              (d) Termination for Disability. If at any time during the Employment Term Executive becomes unable to perform his duties as an employee as a result of incapacity, which gives rise to termination of employment for Disability, then (i) Executive will be entitled to receive payments and benefits in accordance with the Company’s then applicable plans, policies, and arrangements; provided, however, that to the extent such payments or benefits are “separation pay” within the meaning of Section 409A, such payments and benefits will be paid or provided at the same time and in the same form as similar payments and benefits are provided under Section 7(b) in connection with Executive’s Constructive Termination or involuntary termination without Business Reasons; (ii) Executive’s outstanding Incentive Awards and other stock options and equity arrangements will expire in accordance with the terms of the applicable award agreement(s) and the Company stock plans under which they were granted; and (iii) with respect to any accrued but un-granted Incentive Awards pursuant to Section 6(a), Executive will be entitled to receive a lump sum cash payment equal to the value of the vesting acceleration that Executive would have received, in accordance with the disability provisions set forth in the Company’s equity award policy then in effect had Executive’s employment not been terminated for Disability prior to the date those awards would have been granted. The amount payable pursuant to Section 7(d)(iii) will be determined by multiplying the percentage of vesting acceleration to which Executive would have been entitled in accordance with the disability provisions set forth in the Company’s equity award policy then in effect by the result of $7,664,677 minus the sum of the Base Salary and Target Bonus for the year in which the Termination Date occurs. This payment will be made on the first regular Company pay day at least six (6) months after the Termination Date or, if later, at least six (6) months after the date of Executive’s Separation from Service.

                               (e) Voluntary Termination, Involuntary Termination for Business Reasons. If (i) Executive voluntarily terminates his employment (other than in the case of a Constructive Termination) or (ii) Executive is terminated involuntarily for Business Reasons, then in any such event (A) all further vesting of Executive’s Incentive Awards and other equity arrangements will cease immediately and such awards will expire in accordance with the terms of the applicable award agreement(s), (B) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (C) Executive will not be entitled to any severance but Executive will be paid all accrued but unpaid PTO, expense reimbursements and other benefits due to Executive through his termination date under any Company-provided or paid plans, policies, and arrangements.

                              (f) Termination Upon Death. If Executive’s employment is terminated because of death, then (i) Executive’s representatives will be entitled to receive payments and benefits in accordance with the Company’s then applicable plans, policies, and arrangements; provided, however, that to the extent such payments or benefits are “separation pay” within the meaning of Section 409A, such payments and benefits will be paid or provided at the same time and in the same form as similar payments and benefits are provided under Section 7(b) in connection with Executive’s Constructive Termination or involuntary termination without Business Reasons; and (ii) Executive’s outstanding Incentive Awards and other equity arrangements will expire in accordance with the terms of the applicable award agreement(s) and the Company stock plans under which they were granted.

                              (g) Exclusivity. The provisions of this Section 7 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, in the event of any termination of Executive’s employment. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in paragraph (b), (c), (d), (e) or (f) of this Section 7, whichever will be applicable and those benefits required to be provided by law.

                              (h) Mitigation. Amounts provided under this Section 7 will not be reduced by any future earnings Executive may receive following the termination of his employment with the Company.

                    (i) Code Section 409A.

                              (i) Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no Deferred Compensation Separation Benefits (as defined below) or other severance benefits that otherwise are exempt from Section 409A (as defined below) pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be considered due or payable until Executive has a Separation from Service. In addition, as Executive currently is a “specified employee” within the meaning of Section 409A and the Company anticipates that Executive will continue to be a specified employee until Executive’s Separation from Service, the severance benefits payable to Executive under this Agreement that are considered deferred compensation under Section 409A, if any, and any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) will, except in the case of death, be delayed for the period beginning on the Termination Date and ending on the date that is six (6) months following the Termination Date or, if later, six (6) months following the date of Executive’s Separation from Service. All subsequent payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his Separation from Service but prior to the six (6) month anniversary of his date of separation, then any payments delayed in accordance with this Section 7(i) or otherwise will be payable in a lump sum (less applicable withholding taxes) to Executive’s estate as soon as administratively practicable after the date of his death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

                              (ii) Amendments to this Agreement to Comply with Section 409A. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to Executive.

          8. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

                    (a) Business Reasons. “Business Reasons” means (i) gross negligence, willful misconduct or other willful malfeasance by Executive in the performance of his duties, (ii) Executive’s conviction of a felony, or other criminal offense involving moral turpitude, or (iii) Executive’s material breach of this Agreement, including without limitation any repeated breach of Sections 9 through 12 hereof, provided that, in the case of clauses (i) or (iii) above, the Board provides written notice of such “Business Reason” to the Executive, specifically identifying the circumstance(s) which the Board believes constitute such “Business Reason”, and Executive will have the opportunity to cure such circumstances to the reasonable satisfaction of the Board within thirty (30) days following the delivery of such notice; provided, further, that at the conclusion of such thirty (30) day cure period, the final determination of the occurrence of “Business Reasons” and/or the effectiveness of any such cure, will be made at a meeting of the

Board at which Executive (and, at Executive’s option, his counsel) will have had a right to participate. For purpose of this paragraph, no act or failure to act by Executive will be considered “willful” unless done or omitted to be done by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The Board must notify Executive of any event constituting Business Reasons within ninety (90) days following any Board member’s (excluding Executive) actual knowledge of its existence (which period will be extended during the period of any reasonable investigation conducted in good faith by or on behalf of the Board) or such event will not constitute Business Reasons under this Agreement.

                    (b) Disability. “Disability” will mean that Executive has been unable to perform his duties as an employee as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company with the consent of the Executive or his representative (unless such consent is unreasonably withheld or delayed). Termination resulting from Disability may only be effected after at least sixty (60) days written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate automatically will be deemed to have been revoked.

                    (c) Termination Date. “Termination Date” will mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability, the date specified in Section 8(b); (iii) if this Agreement is terminated by the Company, the date on which indicated in a notice of termination that is given to Executive by the Company in accordance with Sections 7(a) and 14(a); (iv) if the Agreement is terminated by Executive, the date indicated in a notice of termination given to the Company by Executive in accordance with Sections 7(a) and 14(a); or (v) if this Agreement expires by its terms, then the last day of the term of this Agreement.

                    (d) Constructive Termination. A “Constructive Termination” will be deemed to occur if Executive elects to voluntarily terminate employment within the ninety (90) day period immediately following any of the following events: (i) Executive’s position changes as a result of an action by the Company such that (A) Executive will no longer be Chief Executive Officer of the Company, (B) Executive will have authorities, duties and responsibilities less, in any material respect, than those typically associated with a chief executive officer of a company of comparable size, or (C) Executive is required to report to a person or persons other than the entire Board, or a committee of the Board, or otherwise than substantially in accordance with past practice; provided that if the Board determines by unanimous vote of all directors (excluding Executive) that it is required either by law or by rule of any exchange or listing entity whose rules must be complied with in order for the Company to maintain such listing that Executive not be Chief Executive Officer, then the involuntary removal of Executive from the position of Chief Executive Officer will not, in and of itself, constitute a Constructive Termination, (ii) Executive is required to relocate his place of employment, other than a relocation within fifty (50) miles of the Company’s current Stamford headquarters, (iii) there is a reduction in Executive’s Base Salary or Target Bonus other than any such reduction consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company, (iv) the Company becomes a subsidiary of another entity other than pursuant to implementation of a holding company structure in which the Company is the principal subsidiary of the holding company, or (v) there occurs any other material breach of this Agreement by the Company (including, without limitation, any breach of Section 14(c), but excluding the termination of Executive’s service as a director due to applicable legal or listing requirements or stockholders failing to reelect Executive to the Board) after a written demand for substantial performance is delivered to the Board by Executive which specifically identifies the manner in which Executive believes that the Company has materially breached this Agreement, and the Company has failed to cure such breach to the reasonable satisfaction of Executive within thirty (30) days following the delivery of such notice, during which thirty (30) day notice period, the ninety (90) day period described above will be tolled.

                    (e) Change in Control. “Change in Control” will mean the happening of any of the events described in Section 2(e)(ii) of the Plan (without regard to when Awards were granted under the Plan, as such term is defined in the Plan).

                    (f) Change in Control Termination. “Change in Control Termination” shall mean the occurrence of any of the following events within the period of twenty-four (24) months following the occurrence of a Change in Control: (1) a Constructive Termination, (2) a termination of the Executive’s employment by the Company without Business Reasons, or (3) election by the Company not to extend the Employment Term upon the expiration of the Employment Term and Executive within ninety (90) days following the expiration of the Employment Term terminates his employment.

                    (g) Separation from Service. “Separation from Service” will mean Executive’s “separation from service” within the meaning of Section 409A.

          9. Confidential Information.

                    (a) Executive acknowledges that the Confidential Information relating to the business of the Company and its subsidiaries which Executive has obtained or will obtain during the course of his association with the Company and subsidiaries and his performance under this Agreement are the property of the Company and its subsidiaries. Executive agrees that he will not disclose or use at any time, either during or after the Employment Term, any Confidential Information without the written consent of the Board, other than proper disclosure or use in the performance of his duties hereunder. Executive agrees to deliver to the Company at the end of the Employment Term, or at any other time that the Company may request, all memoranda, notes, plans, records, documentation and other materials (and copies thereof) containing Confidential Information relating to the business of the Company and its subsidiaries, no matter where such material is located and no matter what form the material may be in, which Executive may then possess or have under his control. If requested by the Company, Executive will provide to the Company written confirmation that all such materials have been delivered to the Company or have been destroyed. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

                    (b) “Confidential Information” will mean information which is not generally known to the public and which is used, developed, or obtained by the Company or its subsidiaries relating to the businesses of any of the Company and its subsidiaries or the business of any customer thereof including, but not limited to: products or services; fees, costs and pricing structure; designs; analyses; formulae; drawings; photographs; reports; computer software, including operating systems, applications, program listings, flow charts, manuals and documentation; databases; accounting and business methods; inventions and new developments and methods, whether patentable or unpatentable and whether or not reduced to practice; all copyrightable works; the customers of any of the Company and its subsidiaries and the Confidential Information of any customer thereof; and all similar and related information in whatever form. Confidential Information will not include any information which (i) was rightfully known by Executive prior to the Employment Term, (ii) is publicly disclosed by law or in response to an order of a court or governmental agency, (iii) becomes publicly available though no fault of Executive or (iv) has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information. Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

          10. Inventions and Patents. In the event that Executive, as a part of Executive’s activities on behalf of the Company, generates, authors or contributes to any invention, new development or method, whether or not patentable and whether or not reduced to practice, any copyrightable work, any trade secret, any other Confidential Information, or any information that gives any of the Company and its subsidiaries an advantage over any competitor, or similar or related developments or information related to the present or future business of any of the Company and its subsidiaries (collectively “Developments and Information”), Executive acknowledges that all Developments and Information are the exclusive property of the Company. Executive hereby assigns to the Company, its nominees, successors or assigns, all rights, title and interest to Developments and Information. Executive will cooperate with the Board to protect the interests of the Company and its subsidiaries in Developments and Information. Executive will execute and file any document related to any Developments and Information requested by the Board including applications, powers of attorney, assignments or other instruments which the Board deems necessary to apply for any patent, copyright or other proprietary right in any and all countries or to convey any right, title or interest therein to any of the Company’s nominees, successors or assigns.

          11. No Conflicts.

                    (a) Executive agrees that during the Employment Term, in his individual capacity he will not enter into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, distributor, wholesaler, sales representative, representative group or customer, relating to the business of the Company or any of its subsidiaries, without the express written consent of the Board.

                    (b) As long as Executive is employed by the Company or any of its subsidiaries, Executive agrees that he will not, except as set forth in Section 1, or with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, any for-profit business other than the business of the Company, any of its subsidiaries or any corporation or partnership in which the Company or any of its subsidiaries have an equity interest.

          12. Non-Competition Agreement.

                    (a) Executive acknowledges that his services are of a special, unique and extraordinary value to the Company and that he has access to the Company’s trade secrets, Confidential Information and strategic plans of the most valuable nature. Accordingly, Executive agrees that for the period of thirty-six (36) months following the Termination Date, Executive will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or any of its subsidiaries as such businesses exist or are in process of development on the Termination Date (as evidenced by written proposals, market research or similar materials), including without limitation the publication of periodic research and analysis of the information technology industries. Nothing herein will prohibit Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.

                    (b) In addition, for a period of thirty-six (36) months commencing on the Termination Date, Executive will not (i) directly or indirectly induce or attempt to induce any employee of the Company or any subsidiary (other than his own assistant) to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire directly or though another entity any person who was an employee of the Company or any subsidiary at any time during the then preceding twelve (12) months, provided that Executive may hire any such person who responds to a general advertisement offering employment so long as such person did not have regular contact with Executive in the course of his or her employment with the Company, (iii) directly or indirectly induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary, or (iv) disparage the Company, its executive officers, or its directors.

                    (c) Executive agrees that these restrictions on competition and solicitation will be deemed to be a series of separate covenants not-to-compete and a series of separate non-solicitation covenants for each month within the specified periods, separate covenants not-to-compete and non-solicitation covenants for each state within the United States and each country in the world, and separate covenants not-to-compete for each area of competition. If any court of competent jurisdiction will determine any of the foregoing covenants to be unenforceable with respect to the term thereof or the scope of the subject matter or geography covered thereby, such remaining covenants will nonetheless be enforceable by such court against such other party or parties or upon such shorter term or within such lesser scope as may be determined by the court to be enforceable.

                    (d) Because Executive’s services are unique and because Executive has access to Confidential Information and strategic plans of the Company of the most valuable nature, the parties agree that the covenants contained in this Section 12 are necessary to protect the value of the business of the Company and that a breach of any such covenant would result in irreparable and continuing damage for which there would be no adequate remedy at law. The parties agree therefore that in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

          13. SEC Compliance. The Company covenants that:

                    (a) at all times during the Employment Term and the term of any Incentive Awards, if later, the Company will use commercially reasonable efforts to maintain in effect a valid and effective registration statement on Form S-8 filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) covering any outstanding equity awards made to Executive; provided, however, that nothing contained herein shall be deemed to limit the right of the Company, in good faith, to suspend or withdraw such registration so long as the Company thereafter uses commercially reasonable efforts to comply with this provision; and

                    (b) for so long as Executive holds either Incentive Awards or shares of Common Stock of the Company obtained through the vesting or exercise of an Incentive Award, and until Executive is free to sell all of the shares underlying, relating to or obtained through the vesting or exercise of, Incentive Awards pursuant to Rule 144 promulgated under the Securities Act, in a ninety (90) day period, the Company will include in such Registration Statement on Form S-8 described in clause (i) above a customary reoffer prospectus covering Executive’s offer and sale of stock obtained through the vesting or exercise of Incentive Awards in any manner requested by the Executive from time to time.

          14. Miscellaneous Provisions.

                    (a) Notice. Notices and all other communications contemplated by this Agreement will be in writing, will be effective when given, and in any event will be deemed to have been duly given (i) when delivered, if personally delivered, (ii) three (3) business days after deposit in the U.S. mail, if mailed by U.S. registered or certified mail, return receipt requested, or (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, if so delivered, freight prepaid. In the case of Executive, notices will be addressed to him at the home address which he most recently communicated to the Company in writing, provided that a copy of such notice is delivered to the Executive’s last known attorneys. In the case of the Company, notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its Corporate Secretary.

                    (b) Notice of Termination. Any termination by the Company or Executive will be communicated by a notice of termination to the other party hereto given in accordance with paragraph (a) hereof. Such notice will indicate the specific termination provision in this Agreement relied upon.

                    (c) Successors.

                              (i) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will be entitled to assume the rights and will be obligated to assume the obligations of the Company under this Agreement and will agree to perform, in good faith, the Company’s obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which becomes bound by the terms of this Agreement by operation of law or this Agreement.

                              (ii) Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                              (iii) No Other Assignment of Benefits. Except as provided in this Section 14(c), the rights of any person to payments or benefits under this Agreement will not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this Subsection (iii) will be void.

                    (d) Waiver; Amendment. No provision of this Agreement will be amended, modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                    (e) Entire Agreement. This Agreement will supersede any and all prior agreements, representations or understandings (whether oral or written and whether express or implied) between the parties with respect to the subject matter hereof, except for any equity-based incentive award arrangements.

                    (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

                    (g) Arbitration. Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in New York, New York, in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. No party will be entitled to seek or be awarded punitive damages. All attorneys fees and costs will be allocated or apportioned as agreed by the parties or, in the absence of an agreement, in such manner as the arbitrator or court will determine to be appropriate to reflect the final decision of the deciding body as compared to the initial positions in arbitration of each party. This Agreement will be construed in accordance with and governed by the laws of the State of New York as they apply to contracts entered into and wholly to be performed within such State by residents thereof.

                    (h) Withholding of Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

                    (i) Indemnification. Executive will be covered under the Company’s insurance policies and, subject to applicable law, will be provided indemnification to the maximum extent permitted by the Company’s bylaws and Certificate of Incorporation, with such insurance coverage and indemnification to be in accordance with the Company’s standard practices for senior executive officers but on terms no less favorable than provided to any other Company senior executive officer or director.

                    (j) Compliance with Company Policies. During the Employment Term, Executive will comply with all Company policies generally applicable to the Company’s executive officers.

                    (k) Legal Fees. The Company will pay directly the reasonable fees and expenses of counsel retained by Executive in connection with the preparation, negotiation and execution of this amended Agreement.

                    (l) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Remainder Of The Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

GARTNER, INC.

By:	/s/ James C. Smith

James C. Smith,
Chairman of the Board of Directors

/s/ Eugene A. Hall

EUGENE A. HALL

(Signature Page to Eugene A. Hall Amended and Restated Employment Agreement)

Exhibit A

RELEASE AGREEMENT

          This Release Agreement (the “Agreement”) is made by and between Eugene A. Hall (“Executive”) and Gartner, Inc. (“Company”) (jointly referred to as the “Parties”).

          NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

          1. Consideration. The Company agrees to provide Executive with the consideration set forth in the Employment Agreement between Executive and the Company dated effective April __2011 (the “Employment Agreement”). No consideration shall be due or payable to Executive by the Company until the Effective Date of this Agreement, as that term is defined below.

          2. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, interest, severance, stock, stock options, vesting, fees, business expenses, and any and all benefits and compensation due to Executive, with the exception of the consideration provided for in this Agreement.

          3. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

          (a) any and all claims relating to or arising from Executive’s employment with the Company or the termination of that employment;

          (b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          (c) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the Sarbanes Oxley Act; the Connecticut Fair Employment Practices Act; the Connecticut Human Rights and Opportunities Law; and the Connecticut General Statute Title 31;

          (e) any and all claims for violation of the federal, or any state, constitution;

          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

          (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

          (h) any and all claims for attorney fees and costs.

          The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to (a) any obligations incurred under this Agreement, including, without limitation, the obligation to provide the consideration referenced in Section 1, (b) payment of accrued benefits under an employee benefit plan, to the extent and in the manner prescribed by the plan documents; (c) the election of continued healthcare coverage under an employee health plan pursuant to COBRA; (d) the application for and/or receipt of unemployment benefits to the extent eligible; (e) the receipt of indemnification under the Company’s charter, bylaws or other organizational documents of the Company, or (f) any claims for benefits under the Director & Officer insurance of the Company.

          4. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that:

a. he should consult with an attorney prior to executing this Agreement;

b. he has twenty-one (21) calendar days within which to consider this Agreement;

c. he has seven (7) calendar days following his execution of this Agreement to revoke this Agreement;

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d. this ADEA waiver shall not be effective until the revocation period has expired; and,

e. nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

ANY REVOCATION SHOULD BE IN WRITING AND DELIVERED TO LEWIS G. SCHWARTZ, AT 56 TOP GALLANT ROAD, STAMFORD, CT 06904 ON OR BEFORE 11:59 P.M. ON THE SEVENTH DAY AFTER EXECUTIVE’S EXECUTION OF THIS AGREEMENT.

          5. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against any of the Releasees.

          6. No Assistance. Executive agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

          7. Breach. Executive acknowledges and agrees that any breach of any provision of this Agreement by Executive shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover the consideration provided to Executive under this Agreement.

          8. Non-Disparagement. The Parties agree to refrain from (i) any defamation, libel or slander, or (ii) tortious interference with the contracts and relationships, in either case, of the other Party (and, in the case of Executive, the Releasees as well).

          9. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of potential claims. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

          10. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

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          11. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

          12. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement.

          13. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their authorized representatives.

          14. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees incurred in connection with such an action.

          15. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard for choice of law provisions.

          16. Effective Date. This Agreement will become effective on the eighth day after it has been signed by both Parties (the “Effective Date”), provided that Employee has not revoked the Agreement before that date. This Agreement shall become effective or enforceable, and the consideration provided herein shall not be payable, until the Effective Date.

          17. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

          18. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that:

          (a) They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) They are fully aware of the legal and binding effect of this Agreement.

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          IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated:	By:

For Gartner, Inc.

Dated:	By:

Eugene A. Hall

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